Exhibit 99.1

TMC Announces Fourth Quarter and Full Year 2023 Results

NEW YORK, March 25, 2024 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or “the Company”), an explorer of lower-impact battery metals from seafloor polymetallic nodules, today provided a corporate update and fourth quarter and full year financial results for the period ending December 31, 2023.

Q4 2023 and FY 2023 Financial Highlights

•	$15.2 million cash used in operations for the quarter ended December 31, 2023

•	Net loss of $33.5 million and net loss per share of $0.11 for the quarter ended December 31, 2023

•	For the full year 2023, a net loss of $73.8 million or $0.26 per share (compared to $171 million and $0.71 per share in 2022)

•	Total cash on hand of approximately $6.8 million at December 31, 2023, excluding $9 million received in January 2024 as final payment from the Registered Direct Offering announced in August 2023

•	Total pro forma liquidity of approximately $61 million at December 31, 2023, inclusive of:

o	Cash of $6.8 million

o	$9 million of additional gross proceeds received in January 2024 from the final payment in the Registered Direct Offering

o	The undrawn $25 million unsecured credit facility from an affiliate of Allseas Group SA, the maturity date of which has been extended through August 2025

o	An additional $20 million unsecured credit facility with a maturity date of September 22, 2025 provided by our largest shareholder, ERAS Capital LLC (the family office of TMC director Andrei Karkar), and our Chairman & CEO, Gerard Barron

Gerard Barron, CEO & Chairman of The Metals Company commented: “Over the last 12 years, we’ve completed 22 offshore campaigns on the NORI-D area to build a data-driven picture of the marine environment and how it is impacted by nodule collection. NORI’s investment in research by the world’s leading deep-sea research institutions has produced the most comprehensive dataset ever collected in the CCZ and a fair bit of excitement among the researchers. Our latest campaign to assess the state of the ecosystem 12 months after the nodule collection pilot finished earlier this month, and the observed state of the seafloor ecosystem was encouraging. We believe we now have sufficient real-world data to address most of the concerns raised by those who oppose the industry, and we look forward to researchers publishing their findings in peer-reviewed literature and NORI submitting its Environmental Impact Statement to the International Seabed Authority (ISA). Perceptions of the environmental peril of nodule collection are starting to be publicly challenged by ocean scientists: it was exciting to see an influential group like the Breakthrough Institute publicly weigh into the debate.”

“We are also encouraged by the pace of U.S. initiatives aimed at supporting domestic processing and refining of polymetallic nodules, as well as re-invigorated calls for the U.S. to ratify the Law of the Sea treaty and take advantage of Member State rights that come with the ratification. Meanwhile, two new applications for deep-sea mineral exploration have recently been submitted to the ISA by the government of India. With support for deep-sea minerals growing, I’m happy to provide additional financial flexibility to TMC in the form of a new unsecured credit facility alongside our director and largest shareholder Andrei Karkar, which is in addition to the existing and recently extended Allseas credit facility. As discussions with potential strategic partners continue, these significant sources of liquidity from our three largest shareholders will help ensure that we can deliver a world-class application for an exploitation contract following the July 2024 ISA session.”

Operational Highlights Since Last Corporate Update

•	Update to NORI-D Expected Timeline to First Production: We are currently focused on preparing our application to submit to the ISA for our first exploitation contract for NORI Area D following the July 2024 meeting of the ISA. We now expect to commence production offshore at the end of the first quarter of 2026, assuming an ISA review process of approximately one year from the submission of our application. This new estimated timeline to first production is based on:

o	Refined assumptions following discussions with our strategic partner, Allseas, with respect to planned upgrades to the Hidden Gem (including an additional nodule collector vehicle and associated equipment) to increase maximum annual production capacity from 1.3 million wet tonnes to 3.0 million wet tonnes of nodules per annum while carefully ramping-up production in manageable increments over a 5-year period based on precautionary principles. These planned upfront upgrades to the Hidden Gem’s capacity, prior to the start of production, will help avoid a situation where the Hidden Gem would need to be taken out of the field to increase its nameplate production capacity from 1.3 to 3Mtpa.

o	The latest consolidated ISA draft text of the rules, regulations and procedures the “Mining Code”) issued on February 16, 2024, describe an estimated review process on an application for an exploitation contract of 344 days, compared to previous versions which described a review process of 315 days.

•	TMC Subsidiary NORI Concludes Key Offshore Research Campaign, Evaluating Seafloor Ecosystem Function a Year Post Nodule Collection Test: In December 2023, we announced the completion of one of the two offshore scientific research campaign to assess seafloor impacts and recovery rates twelve months after the pilot nodule collection system test conducted by NORI. NORI’s December offshore scientific research campaign successfully gathered crucial environmental data on ecosystem recovery and functioning to further support our application for a commercial exploitation contract, and the preliminary qualitative assessments are encouraging.

•	NORI Shares Preliminary Findings on Environmental Impacts of Pilot Nodule Collection System Test: In November 2023, we began sharing emerging data on the impacts of seafloor sediment plumes, which show that the plume forms a gravity-driven turbidity current that hugs the contours of the seafloor and does not loft up into the water column where it could possibly be transported longer distances by ocean currents. A key component to understanding our environmental impacts, the data builds upon earlier laboratory predictions and in-field verifications from prior collector tests.

•	First Nickel Sulfate Produced from Polymetallic Nodules: In March 2024, NORI produced what is believed to be the first nickel sulfate ever generated from polymetallic nodules. The sulfate, whose quality is indicative of material suitable for battery markets pending confirmation of preliminary assays, was produced in a program testing our efficient flowsheet design that processes intermediate nickel matte direct to nickel sulfate (without making nickel metal) and produces fertilizer byproducts instead of waste.

•	Binding MoU with Pacific Metals Company of Japan (“PAMCO”): In November 2023, we signed a binding Memorandum of Understanding (MoU) with PAMCO to process 1.3 million wet tonnes of nodules when commercial operations commence. PAMCO is planning a commercial sized pilot production run in the second quarter of 2024 in which 2,000 tonnes of nodules, collected during NORI’s mining test, will be processed at PAMCO’s existing rotary kiln-electric arc furnace (RKEF) plant.

Industry Update

•	International Seabed Authority: Part 1 of the ISA’s 29th Session is currently taking place between March 18-29, 2024, where the ISA Council will continue negotiations of the Mining Code. In February 2024, the ISA published a consolidated set of draft regulations for the first time, harmonizing and cleaning up the text. The 225-page text is comprehensive and signals the next phase in the negotiations.

•	New ISA Exploration Applications from the government of India: In January 2024, the Government of India submitted two applications to the ISA for approval of two plans of work for exploration in the international seabed area (the Area) of the Indian Ocean. The Government of India already holds two contracts for exploration—one for polymetallic sulphides in the Central Indian Ocean Basin and another for polymetallic nodules in the Indian Ocean Ridge.

•	Forthcoming Pentagon Report on Domestic Processing of Seafloor Nodules: In January 2024, we welcomed the passage of the 2024 National Defense Authorization Act (“NDAA”) into law and the inclusion of provisions directing the U.S. Department of Defense to submit a report to the House Armed Services Committee assessing the domestic processing of seafloor polymetallic nodules.

•	Thirty-One Members of the U.S. Congress Call Upon Pentagon to Develop Plan for Processing Deep-Sea Polymetallic Nodules: In December 2023, we welcomed a letter by thirty-one Members of the U.S. House of Representatives calling upon the U.S. Department of Defense to address the national security implications of deep-sea nodule collection as part of its mandate to ensure the stability and strength of critical minerals used for defense and clean energy technologies like batteries and renewable energy infrastructure.

•	~350 Former U.S. Political and Military Leaders Urge Senate to Ratify the Law of the Sea: In March 2024, an influential group of former U.S. government officials and military officers — including former Secretary of State Hillary Clinton and former Secretary of Defense Leon Panetta — urged U.S. Senators to ratify the Law of the Sea Treaty (UNCLOS), so “The United States can take its seat on the Council of the International Seabed Authority”, and pursue deep sea mining sites “each containing a trillion dollars in value.”

•	Responsible Use of Seafloor Resources Act (RUSRA): In March 2024, legislation was introduced in the U.S. House of Representatives calling for the U.S. to “support international governance of seafloor resource exploration and responsible polymetallic nodule collection by allied partners”, and to “provide financial, diplomatic, or other forms of support for seafloor nodule collection, processing and refining.”

Financial Results Overview

At December 31, 2023, we held cash of approximately $6.8 million and held no financial debt. We believe that our cash on hand, and borrowing availability under our recently amended and extended credit facility with an affiliate of Allseas, and our recently announced credit facility with ERAS Capital LLC and Mr. Barron, will be sufficient to meet our working capital and capital expenditure commitments for at least the next twelve months from today.

We reported a net loss of approximately $33.5 million, or $0.11 per share for the quarter ended December 31, 2023, compared to net loss of $109.6 million, or $0.41 per share, for the quarter ended December 31, 2022. Exploration and evaluation expenses during the quarter ended December 31, 2023 were $26.7 million compared to $81.8 million for the quarter ended December 31, 2022. The significant decrease in the exploration and evaluation expenses in the fourth quarter of 2023 reflects a reduction in environmental studies costs as the collector test was completed in 2022, partially offset by the monitoring work in the NORI Area D following the collector test which was carried out in the fourth quarter of 2023, a reduction in the pilot mining test system (“PMTS”) cost and a reduction in share based compensation cost as the cost of the Long-Term Incentive Plan (“LTIP”) options with specific market capitalization vesting conditions were fully amortized in 2022. In addition, the last quarter of 2022 included a charge of $69.9 million on the fair value of the exercise of the warrant held by Allseas. The reduction in these costs in 2023 was partially offset by an increase in engineering work to advance the NORI project, an increase in exploration labor costs mainly attributable to an increase in headcount and an increase in the cost of prefeasibility work.

General and administrative expenses were $6.6 million for the quarter ended December 31, 2023 compared to $7.0 million for the quarter ended December 31, 2022, reflecting lower share-based compensation in the 2023 period, as LTIP options with specific market capitalization vesting conditions were fully amortized in 2022, partially offset by higher spending on consulting and advisory work.

We reported a net loss for the year ended December 31, 2023 of $73.8 million, or $0.26 per share, compared to net loss of $171.0 million, or $0.71 per share, for the year ended December 31, 2022. Exploration and evaluation expenses during the year ended December 31, 2023 were $49.8 million compared to $144.6 million for the year ended December 31, 2022. General and administrative expenses in 2023 were $22.5 million compared to $29.5 million in 2022. For the year ended December 31, 2023, we recorded total share-based compensation expenses of $9.2 million ($17.1 million in 2022) of which $5.1 million was recorded in exploration and evaluation expenses ($8.5 million in 2022) and $4.1 million was recorded in general and administrative expenses ($8.6 million in 2022).

Conference Call

We will hold a conference call today at 4:30 p.m. EDT to provide an update on recent corporate developments, fourth quarter and full year 2023 financial results and upcoming milestones.

Fourth Quarter and Full Year 2023 Conference Call Details

Date:	Monday, March 25, 2024

Time:	4:30 pm EDT

Audio-only Dial-in:	Register Here

Virtual webcast w/ slides:	Register Here

Please register with the links above at least ten minutes prior to the conference call. The virtual webcast will be available for replay in the ‘Investors’ tab of the Company’s website under ‘Investors’ > ‘Media’ > ‘Events and Presentations’, approximately two hours after the event.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the global energy transition with the least possible negative impacts on planet and people and (2) trace, recover and recycle the metals we supply to help create a metals commons that can be used in perpetuity. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga. More information is available at www.metals.co.

Contacts

Media | media@metals.co

Investors | investors@metals.co

Forward Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to the expected timing of first production, estimated timing of ISA review of the Company’s application for an exploitation contract, the Company’s expected filing of an application for an exploitation contract, PAMCO’s planned commercial sized pilot production run, and the Company’s anticipated cash runway. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s strategies and future financial performance; the ISA's ability to timely adopt the Mining Code and/or willingness to review and/or approve a plan of work for exploitation under the United Nations Convention on the Laws of the Sea (UNCLOS); the Company’s ability to obtain exploitation contracts or approved plans of work for exploitation for its areas in the Clarion Clipperton Zone; regulatory uncertainties and the impact of government regulation and political instability on the Company’s resource activities; changes to any of the laws, rules, regulations or policies to which the Company is subject, including the terms of the final Mining Code, if any, adopted by ISA and the potential timing thereof; the impact of extensive and costly environmental requirements on the Company’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the Clarion Clipperton Zone and recovery rates of impacted ecosystems; the Company’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; the Company’s ability to successfully enter into binding agreements with Allseas Group S.A. and other parties in which it is in discussions, if any; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas Group S.A.’s expected development efforts with respect to the Project Zero offshore system; the Company’s dependence on Allseas Group S.A.; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with the Company’s limited operating history, limited cash resources and need for additional financing; risks associated with the Company’s intellectual property; Low Carbon Royalties’ limited operating history and other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, when filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

TMC the metals company Inc.
Consolidated Balance Sheets (in thousands of US Dollars, except share amounts)

	As at December 31, 2023	As at December 31, 2022
ASSETS
Current
Cash	$6,842	$46,876
Receivables and prepayments	1,978	2,726
	8,820	49,602
Non-current
Exploration contracts	43,150	43,150
Equipment	2,776	2,025
Right-of-use asset	5,721	-
Investment	8,429	-
	60,076	45,175

TOTAL ASSETS	$68,896	$94,777

LIABILITIES
Current
Accounts payable and accrued liabilities	31,334	41,614
	31,334	41,614
Non-current
Deferred tax liability	10,675	10,675
Royalty liability	14,000	-
Warrants liability	1,969	983
TOTAL LIABILITIES	$57,978	$53,272

EQUITY
Common shares (unlimited shares, no par value – issued: 306,558,710 (December 31, 2022 – 266,812,131))	438,239	332,882
Special Shares	-	-
Additional paid in capital	122,797	184,960
Accumulated other comprehensive loss	(1,216)	(1,216)
Deficit	(548,902)	(475,121)
TOTAL EQUITY	10,918	41,505

TOTAL LIABILITIES AND EQUITY	$68,896	$94,777

TMC the metals company Inc.
Consolidated Statements of Loss and Comprehensive Loss (in thousands of US Dollars, except share and per share amounts)

	For the year ended December 31, 2023	For the year ended December 31, 2022
Operating expenses
Exploration and evaluation expenses	$49,849	$144,599
General and administrative expenses	22,540	29,518
Operating loss	72,389	174,117

Other items
Equity-accounted investment loss	571	-
Change in fair value of warrants liability	986	(2,143)
Foreign exchange loss	310	24
Interest income	(1,297)	(1,111)
Fees and interest on credit facility	781	-

Loss and comprehensive loss for the year, before tax	$73,740	$170,887

Tax expense	41	77

Loss and comprehensive loss for the year, after tax	$73,781	$170,964

Loss per share
- basic and diluted	$0.26	$0.71

Weighted average number of Common Shares outstanding – basic and diluted	288,643,700	239,867,019

TMC the metals company Inc.
Consolidated Statements of Changes in Equity (in thousands of US Dollars, except share amounts)

					Accumulated
				Additional	Other
	Common Shares		Special	Paid in	Comprehensive
For the year ended December 31, 2023	Shares	Amount	Shares	Capital	Loss	Deficit	Total
December 31, 2022	266,812,131	$332,882	$-	$184,960	$(1,216)	$(475,121)	$41,505
Shares issued to Allseas	15,000,000	15,910	-	-	-	-	15,910
Exercise of warrant by Allseas	11,578,620	70,016	-	(69,900)	-	-	116
Issuance of shares and warrants under Registered Direct Offering, net of expenses	7,961,540	11,420	-	3,179	-	-	14,599
Conversion of restricted share units, net of shares withheld for taxes	4,912,747	7,720	-	(7,690)	-	-	30
Shares purchased under Employee Share Purchase Plan	173,672	147	-	(45)	-	-	102
Exercise of stock options	120,000	144	-	(67)	-	-	77
Share-based compensation and Expenses settled with equity	-	-	-	12,360	-	-	12,360
Loss for the year	-	-	-	-	-	(73,781)	(73,781)
December 31, 2023	306,558,710	$438,239	$-	$122,797	$(1,216)	$(548,902)	$10,918

					Accumulated
				Additional	Other
	Common Shares		Special	Paid in	Comprehensive
For the year ended December 31, 2022	Shares	Amount	Shares	Capital	Loss	Deficit	Total
December 31, 2021	225,432,493	$296,051	$-	$102,073	$(1,216)	$(304,157)	$92,751
Vesting of Allseas Warrant	-	-	-	69,900	-	-	69,900
Issuance of shares under PIPE financing - net of expenses	38,266,180	29,621	-	-	-	-	29,621
Conversion of restricted share units, net of shares withheld for taxes	2,877,068	6,875	-	(6,945)	-	-	(70)
Exercise of stock options	118,461	142	-	(66)	-	-	76
Shares purchased under Employee Share Purchase Plan	117,929	193	-	(79)	-	-	114
Share-based compensation and Expenses settled with equity	-	-	-	20,077	-	-	20,077
Loss for the year	-	-	-	-	-	(170,964)	(170,964)
December 31, 2022	266,812,131	$332,882	$-	$184,960	$(1,216)	$(475,121)	$41,505

TMC the metals company Inc.
Consolidated Statements of Cash Flows (in thousands of US Dollars)

	For the year ended December 31, 2023	For the year ended December 31, 2022
Cash provided by (used in)

Operating activities
Loss for the year	$(73,781)	$(170,964)
Items not affecting cash:
Amortization	360	418
Lease expense	795	-
Share-based compensation and Expenses settled with equity	12,360	20,077
Equity-accounted investment loss	571	-
Change in fair value of warrants liability	986	(2,143)
Vesting of Allseas Warrant	-	69,900
Unrealized foreign exchange movement	(51)	(53)
Changes in working capital:
Receivables and prepayments	748	960
Accounts payable and accrued liabilities	(1,561)	15,202
Net cash used in operating activities	(59,573)	(66,603)

Investing activities
Acquisition of equipment	(578)	(1,169)
Net cash used in investing activities	(578)	(1,169)

Financing activities
Proceeds from Registered Direct Offering	15,923	-
Expenses paid for Registered Direct Offering	(1,182)	-
Proceeds from PIPE financing	-	30,399
Expenses paid for PIPE financing	-	(797)
Proceeds from employee share purchase plan	102	114
Proceeds from exercise of stock options	77	76
Proceeds from exercise of warrants by Allseas	116	-
Proceeds from issuance of shares	30	-
Proceeds from Low Carbon Royalties investment	5,000	-
Taxes withheld and paid on share-based compensation	-	(70)
Net cash provided by financing activities	20,066	29,722

Decrease in cash	$(40,085)	$(38,050)
Impact of exchange rate changes on cash	51	53
Cash - beginning of year	46,876	84,873
Cash - end of year	6,842	$46,876